Exhibit 99.1

ICON Leasing Fund Eleven, LLC

Portfolio Overview

THIRD QUARTER 2015

Table of Contents

Introduction to Portfolio Overview	1

Disposition	1

Portfolio Overview	1

Commentary	2

Performance Analysis	2

Transactions with Related Parties	3

Financial Statements	4

Forward Looking Statements	8

Additional Information	8

ICON Leasing Fund Eleven, LLC

As of January 15, 2016

Introduction to Portfolio Overview

Presented below is ICON Leasing Fund Eleven, LLC's (the "Fund") Portfolio Overview for the quarter ended September 30, 2015. References to "we," "us," and "our" are references to the Fund, and references to the "Manager" are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $365,198,690 commencing with its initial offering on April 21, 2005 through the closing of the offering on April 21, 2007. On May 1, 2014, we commenced our liquidation period. During our liquidation period, we will sell our assets and/or let our investments mature in the ordinary course of business. Our liquidation period will continue if the sale of our remaining assets is not in the best interests of our members due to, among other things, current market conditions.

Disposition

The Fund disposed of the following investment:
Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Disposition Date:	10/29/2015
The Fund's Investment:	$10,121,000
Total Proceeds Received:	$12,405,000

Portfolio Overview

As of September 30, 2015, our portfolio consisted of the following investments:

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021
Current Status:	See Commentary
Murray Energy Corporation
Structure: Expiration Date:	Lease 9/30/2015	Collateral:	Mining equipment.
Current Status:	Performing

ICON Leasing Fund Eleven, LLC

Commentary

Jurong Aromatics Corporation Pte. Ltd.
Jurong is a newly constructed $2 billion state-of-the art aromatics plant.  We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors that include SK Energy International, Glencore International AG and Vinmar International Ltd.  While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown has forced the company into receivership, as the company does not have the liquidity to commence operations.  As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors.  Given the current distressed situation, we have taken a credit reserve that values the asset at 30% of original cost. The Investment Manager believes that a restructuring makes sense and, given the cyclical nature of the industry that Jurong participates in, and the fact that this is the newest and arguably most technologically advanced aromatics plant in the world, if margins follow historical patterns, there is a chance the investment value will recover.

Performance Analysis

Capital Invested as of September 30, 2015	$462,506,880
Leverage Ratio	0.06:1*
% of Receivables Collected for the Quarter Ended September 30, 2015	45.27%**
*    Leverage ratio is defined as total liabilities divided by total equity.
**   Collections as of December 31, 2015. The uncollected receivables relate to our investment with Jurong Aromatics Corporation Pte. Ltd.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties

We entered into certain agreements with our Manager and with CĪON Securities, LLC, formerly known as ICON Securities, LLC ("CĪON Securities"), a wholly-owned subsidiary of our Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period (but not during our extended operating period), of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments. In addition, our Manager may be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

There were no fees or administrative expense reimbursements incurred by us to our Manager or its affiliates for the three months ended September 30, 2015 and 2014, respectively.
Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to our Manager of $0 and $10,101 for the three and nine months ended September 30, 2015, respectively. We paid distributions to our Manager of $0 and $151,523 for the three and nine months ended September 30, 2014, respectively. Additionally, our Manager's interest in the net loss attributable to us was $36,253 and $101,241 for the three and nine months ended September 30, 2015, respectively. Our Manager's interest in the net (loss) income attributable to us was $(3,097) and $4,526 for the three and nine months ended September 30, 2014, respectively.

Our Manager has waived the following fees and administrative expense reimbursements in relation to services provided during the three and nine months ended September 30, 2015 and 2014:

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
Entity	Capacity	Description	2015	2014	2015	2014
ICON Capital, LLC	Manager	Management fees	$63,869	$194,820	$191,607	$497,434
ICON Capital, LLC	Manager	Administrative expense
		reimbursements	89,459	142,719	283,826	416,702
			$153,328	$337,539	$475,433	$914,136

At September 30, 2015, we had no related party balances. At December 31, 2014, we had a net payable due to our Manager and affiliates of $228,736 that primarily related to professional fees paid on our behalf.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,120,509	$7,056,701
Current portion of net investment in notes receivable	-	5,350,503
Other current assets	352,017	-
Total current assets	8,472,526	12,407,204
Non-current assets:
Leased equipment at cost (less accumulated depreciation of
of $13,095,960 and $8,168,854, respectively)	2,542,690	7,469,796
Investment in joint ventures	4,187,901	13,697,889
Total non-current assets	6,730,591	21,167,685
Total assets	$15,203,117	$33,574,889

Liabilities and Equity
Current liabilities:
Due to Manager and affiliates, net	$-	$228,736
Accrued expenses and other liabilities	873,774	6,210,790
Total liabilities	873,774	6,439,526

Commitments and contingencies

Equity:
Members’ equity:
Additional members	16,714,115	27,737,035
Manager	(3,059,133)	(2,947,791)
Total members' equity	13,654,982	24,789,244
Noncontrolling interests	674,361	2,346,119
Total equity	14,329,343	27,135,363
Total liabilities and equity	$15,203,117	$33,574,889

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Comprehensive (Loss) Income (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue and other income:
Finance income	$-	$642,472	$-	$1,591,778
Rental income	1,908,273	1,906,537	5,724,223	6,060,007
(Loss) income from investment in joint ventures	(3,482,207)	399,024	(9,425,844)	1,209,396
Gain on litigation	-	-	82,298	-
Loss on sale of leased equipment	-	(425,092)	-	(350,283)
Total revenue and other (loss) income	(1,573,934)	2,522,941	(3,619,323)	8,510,898
Expenses:
General and administrative	327,845	251,160	1,334,509	1,663,819
Depreciation	1,642,368	1,567,584	4,927,106	4,939,010
Impairment loss	-	28,407	-	302,335
Loss on litigation	-	823,059	-	823,059
Interest	9,465	8,071	27,481	26,864
Loss on derivative financial instruments	-	57,501	-	61,756
Total expenses	1,979,678	2,735,782	6,289,096	7,816,843
Net (loss) income	(3,553,612)	(212,841)	(9,908,419)	694,055
Less: net income attributable to noncontrolling interests	71,729	96,884	215,714	241,502
Net (loss) income attributable to Fund Eleven	(3,625,341)	(309,725)	(10,124,133)	452,553

Other comprehensive loss:
Currency translation adjustments during the period	-	89,122	-	(101,581)
Total other comprehensive loss	-	89,122	-	(101,581)
Comprehensive (loss) income	(3,553,612)	(301,963)	(9,908,419)	592,474
Less: comprehensive income attributable to noncontrolling
interests	71,729	96,884	215,714	241,502
Comprehensive (loss) income attributable to Fund Eleven	$(3,625,341)	$(398,847)	$(10,124,133)	$350,972

Net (loss) income attributable to Fund Eleven allocable to:
Additional members	$(3,589,088)	$(306,628)	$(10,022,892)	$448,027
Manager	(36,253)	(3,097)	(101,241)	4,526
	$(3,625,341)	$(309,725)	$(10,124,133)	$452,553

Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,656	362,656	362,656
Net (loss) income attributable to Fund Eleven per weighted average
additional share of limited liability company interests outstanding	$(9.90)	$(0.85)	$(27.64)	$1.24

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional Shares			Total
	of Limited Liability	Additional		Members'	Noncontrolling	Total
	Company Interests	Members	Manager	Equity	Interests	Equity
Balance, December 31, 2014	362,656	$27,737,035	$(2,947,791)	$24,789,244	$2,346,119	$27,135,363
Net income (loss)	-	108,765	1,099	109,864	(62,488)	47,376
Distributions	-	-	-	-	(629,158)	(629,158)
Balance, March 31, 2015 (unaudited)	362,656	27,845,800	(2,946,692)	24,899,108	1,654,473	26,553,581
Net (loss) income	-	(6,542,569)	(66,087)	(6,608,656)	206,473	(6,402,183)
Distributions	-	(1,000,028)	(10,101)	(1,010,129)	(629,157)	(1,639,286)
Balance, June 30, 2015 (unaudited)	362,656	20,303,203	(3,022,880)	17,280,323	1,231,789	18,512,112
Net (loss) income	-	(3,589,088)	(36,253)	(3,625,341)	71,729	(3,553,612)
Distributions	-	-	-	-	(629,157)	(629,157)
Balance, September 30, 2015 (unaudited)	362,656	$16,714,115	$(3,059,133)	$13,654,982	$674,361	$14,329,343

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(9,908,419)	$694,055
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	-	(236,164)
Loss on litigation	-	823,059
Loss (income) from investment in joint ventures	9,425,844	(1,209,396)
Loss on sale of leased equipment	-	350,283
Depreciation	4,927,106	4,939,010
Impairment loss	-	302,335
Loss on derivative financial instruments	-	61,756
Interest expense, other	27,481	25,462
Changes in operating assets and liabilities:
Other assets	(352,017)	60,690
Accrued expenses and other liabilities	(13,994)	(64,820)
Due to/from Manager and affiliates, net	(228,736)	(26,339)
Distributions from joint venture	98,361	93,697
Income tax receivable	-	1,525,563
Net cash provided by operating activities	3,975,626	7,339,191
Cash flows from investing activities:
Principal received on notes receivable	-	10,235,890
Proceeds from sales of leased equipment	-	2,391,524
Investment in joint venture	(14,217)	(15,896)
Net cash (used in) provided by investing activities	(14,217)	12,611,518
Cash flows from financing activities:
Distributions to members	(1,010,129)	(15,152,333)
Distributions to noncontrolling interests	(1,887,472)	(1,834,122)
Net cash used in financing activities	(2,897,601)	(16,986,455)
Effects of exchange rates on cash and cash equivalents	-	(136,480)
Net increase in cash and cash equivalents	1,063,808	2,827,774
Cash and cash equivalents, beginning of period	7,056,701	16,626,672
Cash and cash equivalents, end of period	$8,120,509	$19,454,446

Supplemental disclosure of non-cash investing and financing activities:
Mutual release of notes receivable and seller's credits obligations	$5,350,503	$-

ICON Leasing Fund Eleven, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as "may," "will," "could," "anticipate," "believe," "estimate," "expect," "continue," "further," "plan," "seek," "intend," "predict" or "project" and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information
"Total Proceeds Received," as referenced in the section entitled Disposition does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

·	Visiting www.iconinvestments.com, or
·	Visiting www.sec.gov, or
·	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.